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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

MEDIA CONTACT:        James E. Adams, 419-783-8910, rfcmkt@rurban.net
INVESTOR CONTACT:     Valda Colbart, 419-784-2759, rfcinv@rurban.net

               RURBAN DECLARES THIRD QUARTER SHAREHOLDER DIVIDEND

Defiance, Ohio - July 21, 2005 - Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, declared its third quarter 2005 dividend of $0.05 per share payable on August 19, 2005 to all shareholders of record on August 5, 2005.

Kenneth A. Joyce, President and Chief Executive Officer of Rurban, commented, "We are pleased to announce that the Board of Directors approved a common stock dividend for the third quarter at their meeting yesterday. Although one-time internal costs associated with the expansion activity of Rurban impacted second quarter earnings, Management and the Board view these as isolated non-recurring events which have not impacted core earnings of the company."

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 13 offices in Defiance, Paulding, Fulton and Allen Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,571,317 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.